Exhibit 99.1

Assured Guaranty Ltd.  Announces COO Séan W. McCarthy to Leave on March 31

HAMILTON, Bermuda, March 7, 2011—Assured Guaranty Ltd., (NYSE: AGO) (“AGL” and, together with its subsidiaries, “Assured Guaranty” or the “Company”) , which through its subsidiaries, guarantees municipal bonds and structured financings, announced today that Séan W. McCarthy, Chief Operating Officer of Assured Guaranty, will be leaving the Company at the end of the month to pursue other opportunities.  Assured Guaranty’s operating units will report directly to Dominic Frederico, President and Chief Executive Officer of Assured Guaranty.

“Séan joined Assured Guaranty in July 2009, when we acquired Assured Guaranty Municipal Holdings Inc., formerly Financial Security Assurance Holdings Ltd. (FSA Holdings), and has made a strong contribution toward the successful integration of FSA Holdings into Assured Guaranty,” said Dominic Frederico. “Over 24 years at FSA, Séan played a major role in building FSA into an industry leader and served as its President and Chief Operating Officer from 2002 to 2009.  We wish him the best in his new endeavors.”

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Assured Guaranty Ltd. is a publicly-traded Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on the Assured Guaranty family of companies can be found at www.assuredguaranty.com.

Media:
Betsy Castenir, 212-339-3424 or 917-940-2462
Managing Director, Corporate Communications
bcastenir@assuredguaranty.com

Ashweeta Durani, 212-408-6042 or 917-597-2065

Vice President, Corporate Communications

adurani@assuredguaranty.com

Equity Investors:
Sabra Purtill, 212-408-6044
Managing Director, Investor Relations
spurtill@assuredguaranty.com

Fixed Income Investors:
Robert Tucker, 212-339-0861
Managing Director, Fixed Income Investor Relations
rtucker@assuredguaranty.com

Assured Guaranty Ltd.  Assured Guaranty Corp. | Assured Guaranty Municipal Corp. | Assured Guaranty Re Ltd.

30 Woodbourne Avenue, 5th Floor	main	441 279 5700	info@assuredguaranty.com	www.assuredguaranty.com
Hamilton HM 08	fax	441 279 5701
Bermuda

Michael Walker, 212-261-5575
Director, Fixed Income Investor Relations
mwalker@assuredguaranty.com